UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2016

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 1, 2016 (the “Distribution Date”), IDT Corporation (“IDT” or the “Registrant”) completed the previously disclosed tax-free spinoff (the “Spin-Off”) of its subsidiary Zedge, Inc. (“Zedge”), which prior thereto, was a majority-owned subsidiary of IDT.

The registration statement on Form 10-12G (the “Registration Statement”) filed by Zedge under the Securities Exchange Act of 1934 became effective on May 8, 2016. The Registration Statement includes detailed information about Zedge, the Spin-Off and related matters. An information statement setting forth the details of the Spin-Off (the “Information Statement”) was being mailed to stockholders of the Registrant on or about June 2, 2016. The Information Statement can be found on the investors relations page of the Registrant’s website at http://ir.idt.net. Approval of the Spin-Off by the Registrant’s stockholders was not required.

On June 1, 2016 the distribution date for the Spin-Off, each of the Registrant’s stockholders received one share of Zedge’s Class A common stock for every three shares of the Registrant’s Class A common stock and one share of Zedge’ Class B common stock for every three shares of the Registrant’s Class B common stock, held at 5:00 p.m., New York City time, on May 26, 2016, which was the record date of the Spin-Off, and cash in lieu of a fractional share of our common stock.

As of June 2, 2016, there were a total of approximately 1.6 million shares of the Registrant’s Class A common stock and approximately 21.5 million shares of the Registrant’s Class B common stock.

Zedge’s Class B common stock is listed on the NYSE MKT under the symbol ZDGE.

Prior to the Spin-Off, the Registrant entered into a Separation and Distribution Agreement and Tax Separation Agreement with Zedge to effect the separation and provide a framework for the Registrant’s relationship with Zedge after the Spin-off. The Registrant also entered into a Transition Services Agreement with Zedge which will provide for certain services to be performed by each of the Registrant and Zedge to facilitate Zedge’ transition into a separate publicly-traded company. These agreements provide, among other things, for the allocation between the Registrant and Zedge of the assets, liabilities and obligations currently owned by the Registrant and attributable to periods prior to, at and after Zedge’ separation from the Registrant, services relating to employee benefits and payroll and/or the allocation of liabilities and responsibilities relating to employee compensation and benefit plans and programs and other related matters and the administration of insurance claims. Copies of these agreements are attached as exhibits to the Amendment to the Registration Statement filed by Zedge on June 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: June 2, 2016

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